                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                             AND SUBSIDIARIES

                                                                EXHIBIT II
                                                                ----------


                 COMPUTATION OF EARNINGS PER COMMON SHARE
                 ----------------------------------------

                                        2 0 0 0         1 9 9 9         1 9 9 8
                                        -------         -------         -------
Basic earnings:

Net income (loss)                    $(1,120,117)    $  180,757       $  131,202
                                     -----------     ----------       ----------

Shares:
Weighted common shares outstanding     2,438,167      2,141,801        2,127,051
                                     -----------     ----------       ----------

Basic earnings (loss) per share      $      (.46)    $      .08       $      .06
                                     ===========     ==========       ==========

Diluted earnings:

Net income (loss)                    $(1,120,117)    $  180,757       $  131,202
                                     -----------     ----------       ----------

Shares:
Weighted  common shares outstanding    2,438,167      2,141,801        2,127,051
Employee stock options                        --          4,004           12,892
Warrants                                      --        199,249           35,946
Consultants stock options                     --            395            4,370
Directors stock options                       --             --               --
Underwriter options                           --             --               --
                                     -----------     ----------       ----------

Total weighted shares outstanding      2,438,167      2,345,449        2,180,259
                                     -----------     ----------       ----------

Diluted earnings (loss)
  per common share                   $      (.46)    $      .08       $      .06
                                     ===========     ==========       ==========

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